EXHIBIT 24.1

POWER OF ATTORNEY OF DIRECTORS

KNOW BY ALL PERSONS BY THESE PRESENTS:

Each of the undersigned hereby constitutes and appoints Paul S. Pressler and Anne B. Gust each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to the additional 20,000,000 shares of common stock under The Gap, Inc. 2002 Stock Option Plan, as amended and restated on December 13, 2002, and any and all amendments of such Registration Statement, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned director has signed his or her name hereto as of this 12th day of February, 2002.

/s/ ADRIAN D.P. BELLAMY
Adrian D. P. Bellamy

/s/ DONALD G. FISHER
Donald G. Fisher

/s/ DORIS F. FISHER
Doris F. Fisher

/s/ ROBERT J. FISHER
Robert J. Fisher

/s/ GLENDA A. HATCHETT
Glenda A. Hatchett

/s/ PENELOPE L. HUGHES
Penelope L. Hughes

/s/ BOB L. MARTIN
Bob L. Martin

/s/ PAUL S. PRESSLER
Paul S. Pressler

/s/ ARUN SARIN
Arun Sarin

/s/ CHARLES R. SCHWAB
Charles R. Schwab

/s/ MAYO A. SHUTTUCK III
Mayo A. Shuttuck III